Exhibit No. 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of RPM International Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

/s/ Russell L. Gordon
Russell L. Gordon
Vice President and Chief Financial Officer

Dated: October 4, 2012

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document.